THIS INSTRUMENT PREPARED BY AND WHEN RECORDED, RETURN TO: Kevin A. Sullivan, Esq. Winstead PC 500 Winstead Building 2728 N. Harwood Street Dallas, Texas 75201	Exhibit 10.27

ASSIGNMENT OF RENTS

THIS ASSIGNMENT OF RENTS (this "Assignment") executed as of December 27, 2012, by IREIT NEWINGTON FAIR, L.L.C., a Delaware limited liability company, having its address and principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523, as assignor ("Borrower") to BANK OF THE OZARKS, having an address at 8201 Preston Road, Suite 700, Dallas, Texas 75225, as assignee, and its successor and assigns ("Lender")

RECITALS

A.	Borrower has executed a Note (defined below) of even date herewith in favor of Lender in the original principal amount of $15,130,000.00, having a final maturity date of December 27, 2015.
B.	The Note is secured by the Loan Documents, including without limitation, the Mortgage (defined below).
C.	Borrower desires to absolutely and unconditionally assign the Rents to Lender.

ARTICLE I

DEFINITIONS

Section 1.1            Definitions. As used in this Assignment, the following terms have the following meanings:

Architectural Barrier Laws: Any and all architectural barrier laws including, without limitation, the Americans with Disabilities Act of 1990, P.L. 101-336, and the Architectural Barrier Act, 23 Tex. Rev. Civ. Stat. art. 9102, as amended, or any successor thereto.

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Contracts: All of the right, title, and interest of Borrower, including equitable rights, in, to, and under any and all: (i) agreements relating in any way to the construction [and/or development of the Improvements or provision of materials therefor; (ii) contracts for the purchase and/or sale of all or any portion of the Mortgaged Property, whether such Contracts are now or at any time hereafter existing, including but without limitation, any and all earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the Contracts, including all amendments and supplements to and renewals and extensions of the Contracts at any time made, and together with all payments, earnings, income, and profits arising from the sale of all or any portion of the Mortgaged Property or from the Contracts and all other sums due or to become due under and pursuant thereto and together with any and all earnest money, security, letters of credit or other deposits under any of the Contracts; (iii) contracts, licenses, permits, and rights relating to living unit equivalents or other entitlements with respect to water, wastewater, and other utility services whether executed, granted, or issued by a Person, which are directly or indirectly related to, or connected with, the development, ownership, maintenance or operation of the Mortgaged Property, whether such contracts, licenses, and permits are now or at any time thereafter existing, including without limitation, any and all rights of living unit equivalents or other entitlements with respect to water, wastewater, and other utility services, certificates, licenses, zoning variances, permits, and no-action letters from each Governmental Authority required: (a) to evidence compliance by Borrower and all improvements constructed or to be constructed on the Mortgaged Property with all Legal Requirements applicable to the Mortgaged Property; (b) for the construction and/or development of any improvements on the Mortgaged Property (including, without limitation, the Construction Contracts); and (c) to develop and/or operate the Mortgaged Property as a commercial and/or residential project, as the case may be; (iv) any and all right, title, and interest Borrower may have in any financing arrangements relating to the financing of or the purchase of all or any portion of the Mortgaged Property by future purchasers; (v) all plans, specifications, and drawings prepared for the Mortgaged Property, including all amendments and supplements to and renewals and extensions of such contracts at any time made, and together with all rebates, refunds or deposits, and all other sums due or to become due under and pursuant thereto and together with all powers, privileges, options, and other benefits of Borrower under such contracts; and (vi) all other contracts which in any way relate to the design, use, enjoyment, occupancy, operation, maintenance, repair, management or ownership of the Mortgaged Property (save and except any and all leases, subleases, or other agreements pursuant to which Borrower is granted a possessory interest in the Land), including but not limited to engineers contracts, architects contracts, construction contracts, maintenance agreements, management agreements and service contracts.

Debtor Relief Claims: All claims and rights to the payment of damages and any other claims (including, without limitation, any administrative claims) arising from any rejection, assumption or use by a Lessee of any Lease pursuant to the Debtor Relief Laws.

Debtor Relief Laws: Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts or similar laws affecting the rights of creditors.

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Environmental Indemnity Agreement: That certain Environmental Indemnity Agreement of even date herewith executed by Borrower for the benefit of Lender.

Event of Default: Any happening or occurrence defined as an Event of Default in the Loan Documents, beyond any applicable notice, cure and/or grace periods expressly provided for in the Loan Documents.

Fixtures: All materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Borrower and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Borrower and are now or hereafter attached to the Land or the Improvements, and including but not limited to any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and lighting, traffic control, waste disposal, raw and potable water, gas, electrical, storm and sanitary sewer, telephone and cable television facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.

Governmental Authority: Any and all applicable courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) or for any quasi-governmental units (development districts or authorities).

Guarantor (individually and/or collectively, as the context may require): Those Persons, if any, designated as Guarantor in the Guaranty.

Guaranty (individually and/or collectively, as the context may require): That instrument or those instruments of guaranty, if any, now or hereafter in effect, from Guarantor to Lender guaranteeing the repayment of all or any part of the Indebtedness or the satisfaction of, or continued compliance with, all or any portion of the Obligations, or both.

Improvements: Any and all buildings, covered garages, air conditioning towers, open parking areas, structures and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed, or constructed upon the Land or any part thereof.

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Indebtedness: (i) The principal, interest, and other sums evidenced by the Note or the Loan Documents; (ii) any other amounts, payments, or premiums payable under the Loan Documents; (iii) such additional or future sums (whether or not obligatory), with interest thereon, as may hereafter be borrowed or advanced from Lender, its successors or assigns, by the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured hereby (it being contemplated by Borrower and Lender that such future indebtedness may be incurred); (iv) any and all other indebtedness, obligations, and liabilities of any kind or character of Borrower to Lender, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, or direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations, and liabilities to Lender of Borrower as a member of any partnership, joint venture, trust or other type of business association or other legal entity, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise; and (iv) any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions thereof, it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in further sum or sums.

Land: The real property or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, together with all rights, titles, interests, and privileges of Borrower in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water and water rights, timber, crops, pertaining to such real property; and (iv) all appurtenances and all reversions and remainders in or to such real property.

Leases: The right, title and interest of Borrower in any and all leases, master leases, subleases, licenses, concessions, or other agreements (whether written or oral, now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use or occupy, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith, whether entered into before or after the filing by or against Borrower of any petition for relief under the United States Bankruptcy Code, 11 U.S.C. §101, et seq., as amended.

Lease Guaranties: Collectively, all claims and rights under any and all lease guaranties, and any other credit given to Borrower or any predecessor or successor of Borrower by any guarantor in connection with any of the Leases.

Lease Rent Notice: A notice from Lender to any Lessee under a Lease stating that the License has been terminated and instructing each such Lessee under a Lease to pay all current and future Rents under the Leases directly to Lender, and attorn in respect of all other obligations thereunder directly to Lender.

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Legal Requirements: Any and all (i) present and future judicial decisions, statutes (including Architectural Barrier Laws, Environmental Laws and Prescribed Laws), laws, rulings, rules, regulations, orders, writs, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower, any Constituent Party, Guarantor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) covenants, conditions and restrictions contained in any deeds, other forms of conveyance or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use or occupancy thereof; (iii) presently or subsequently effective bylaws and articles of incorporation, operating agreement and articles of organization or partnership, limited partnership, joint venture, trust or other form of business association agreement of Borrower or Guarantor; (iv) Contracts; and (v) leases and other contracts (written or oral), other than those described in (iv) above, of any nature that relate in any way to the Mortgaged Property and to which Borrower or Guarantor may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Borrower is granted a possessory interest in and to the Land and/or the Improvements.

Lender's Agent: means Borrower, solely for the purpose of and expressly limited to lawfully collecting Rents and applying Rents as set forth in this Assignment, which agency shall never be deemed to be that of trustee and beneficiary for any purpose, and which agency relationship cannot be terminated by Borrower so long as the Loan Documents are in effect.

Lessee: Individually or collectively, a lessee or tenant under any of the Leases.

License: A limited non-assignable license, subject to automatic termination under this Agreement, and all other terms and provisions hereof, to exercise and enjoy all incidences of the status of a lessor with respect to the Rents, including the right to collect, demand, sue for, attach, levy, recover, and receive the Rents as Lender's Agent and to give proper receipts, releases, and acquittances therefor.

Loan: The loan made by Lender to Borrower evidenced by the Note and secured by the liens created by the Mortgage and the other Loan Documents.

Loan Agreement: That certain Loan Agreement of even date herewith executed by Borrower for the benefit of Lender.

Loan Documents: The Note, the Mortgage, the Loan Agreement, the Environmental Indemnity Agreement, this Assignment, the Guaranty and any and all other agreements, documents and instruments now or hereafter executed by Borrower (or its Affiliates) or Guarantor in connection with the Loan evidenced by the Note or in connection with the payment of the Indebtedness or the performance and discharge of the Obligations, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, extensions and supplements hereof and thereof.

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Minerals: All of the right, title and interest of Borrower in substances in, on or under the Land which are now, or may become in the future, intrinsically valuable (that is, valuable in themselves) and which now or may be in the future enjoyed through extraction or removal from the Mortgaged Property, including oil, gas, all other hydrocarbons, coal, lignite, carbon dioxide, all other non-hydrocarbon gases, uranium, all other radioactive substances, gold, silver, copper, iron and all other metallic substances or ores.

Mortgage: The Open-End Mortgage Deed, Assignment of Rents, Security Agreement and Financing Statement dated of even date herewith given by Borrower for the benefit of Lender relating to the Mortgaged Property, as such Mortgage may hereafter be amended, modified, supplemented, restated, extended or renewed and in effect from time to time.

Mortgaged Property: The Land, Minerals (to the extent of Borrower's interest therein), Fixtures, Improvements, Personalty, Contracts, Leases, Rents and Reserves and any interest of Borrower now owned or hereafter acquired in and to the Land, Minerals, Fixtures, Improvements, Personalty, Contracts, Leases, Rents and Reserves, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations. As used in this Mortgage, the term "Mortgaged Property" shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

Note: That certain Promissory Note of even date herewith in the principal sum of $15,130,000.00 (together with any and all renewals, amendments and extensions thereof) executed and delivered by Borrower payable to the order of Lender, evidencing the Loan.

Obligations: Any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower (and its Affiliates) or Guarantor to Lender, the trustee under any of the Deeds of Trust or others as set forth in the Loan Documents, the Leases or in any deed, lease, sublease or other form of conveyance, or any other agreement pursuant to which Borrower is granted a possessory interest in the Land.

Operating Expenses: All costs and expenses related to the ownership, operation, management, repair and leasing of the Land and Improvements, including ground lease payments, costs and expenses associated with the operation of any garage associated with and constituting a portion of the Land and Improvements, insurance charges and premiums for coverages related to the Mortgaged Property, ad valorem taxes and other impositions, the costs of prevention of waste, ordinary repairs, maintenance, environmental audits, property management, security, normal fees paid to accountants, reasonable marketing and promotional expenses, reasonable legal expenses, the cost and expense of all obligations under the Leases and all costs related to compliance with applicable requirements of any Governmental Authority.

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Permitted Exceptions: The liens, easements, restrictions, security interests, and other matters (if any) expressly listed as special exceptions (i.e., not pre-printed or standard exceptions) to coverage in the title insurance policy insuring the lien of the Mortgage and the liens and security interests created by the Loan Documents.

Person: Any corporation, limited liability company, limited liability partnership, general partnership, limited partnership, firm, association, joint venture, trust or any other association or legal entity, including any public or governmental body, agency or instrumentality, as well as any natural person.

Personalty: All of the right, title, and interest of Borrower in and to; (i) furniture, furnishings, equipment, machinery, goods (including, but not limited to, crops, farm products, timber and timber to be cut, and extracted Minerals); (ii) general intangibles (including payment intangibles), money, insurance proceeds, accounts, contract and subcontract rights, trademarks, trade names, copyrights, monetary obligations, chattel paper (including electronic chattel paper), instruments, investment property, documents, letter of credit rights, inventory and commercial tort claims; (iii) all cash funds, fees (whether refundable, returnable, or reimbursable) deposits accounts or other funds or evidences of cash, credit or indebtedness deposited by or on behalf of Borrower with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable, or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Contracts, Construction Contracts, or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land; (iv) the Plans; (v) all building and construction materials and equipment; and (vi) all other personal property of any kind or character as defined in and subject to the provisions of the Code (Article 9 - Secured Transactions); any and all of which are now owned or hereafter acquired by Borrower, and which are now or hereafter situated in, on, or about the Land or the Improvements, or used in or necessary to the complete and proper planning, design, development, construction, financing, use, occupancy, or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements, together with all accessions, replacements, and substitutions thereto or therefor and the proceeds thereof.

Plans: Any and all plans, specifications, shop drawings and other technical descriptions as may be prepared for construction of the Improvements on the Land, and all supplements thereto and amendments and modifications thereof.

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Prescribed Law: Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, orders and ordinances of any Governmental Authority relating to terrorism or money laundering, including, without limiting the generality of the foregoing, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. No. 107-56); the Trading with the Enemy Act (50 U.S.C.A. App. 1 et seq.); the International Emergency Economic Powers Act (50 U.S.C.A. § 1701-06); Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism") and the United States Treasury Department's Office of Foreign Assets Control list of "Specifically Designated National and Blocked Persons" (as published from time to time in various mediums, including, without limitation, at http:www.treas.gov/ofac/t11sdn.pdf).

Rents: All of the right, title and interest of Borrower to the rents, revenues, royalties, income, issues, proceeds, bonus monies, profits, security and other types of deposits (after Borrower acquires title thereto) and other benefits paid or payable by parties, other than Borrower, to either or both of the Contracts and/or Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying all or any portion of the Land and Improvements.

Reserves: All sums on deposit or due under any of the Loan Documents now or hereafter executed by Borrower for the benefit of Lender including (i) the accounts into which the Reserves have been deposited; (ii) all insurance on said accounts; (iii) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto; (iv) all sums now or hereafter therein or represented thereby; (v) all replacements, substitutions or proceeds thereof; (vi) all instruments and documents now or hereafter evidencing the Reserves or such accounts; (vii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom); and (viii) all proceeds of the foregoing.

Section 1.2            Additional Definitions. As used herein, the following terms shall have the following meanings: (i) "hereof," "hereby," "hereto," "hereunder," "herewith," and similar terms mean of, by, to, under and with respect to, this Assignment or to the other documents or matters being referenced; (ii) "heretofore" means before, "hereafter" means after, and "herewith" means concurrently with the date of this Assignment; (iii) all pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require; (iv) "including" means including, without limitation; (v) all terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require; and (vi) all capitalized terms not defined in Section 1.1 hereof shall have the meanings ascribed to such terms in the Loan Agreement.

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ARTICLE II

ASSIGNMENT

Section 2.1            Assignment Property Assigned. Borrower and Lender intend, and Borrower hereinafter absolutely and unconditionally assigns and grants to Lender the following property, rights, interests and estates, whether now owned, or hereafter acquired (the "Assignment Property"):

(a)                Rents. Any and all Rents;

(b)               Debtor Relief Claims. Any and all Debtor Relief Claims;

(c)                Lease Guaranties. Any and all Lease Guaranties;

(d)               Proceeds. All proceeds from any sale or other disposition of the Leases, the Rents, the Lease Guaranties and the Debtor Relief Claims;

(e)                Other Rights of Lessor. All rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and lender under the Lease Guaranties, including the immediate and continuing right to make claim for, receive, collect and apply all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Indebtedness or the other Obligations).

(f)                Power of Attorney. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, an irrevocable power of attorney, herein granted by Borrower, coupled with an interest, to take any and all of the actions set forth in Section 6.1 of this Assignment and any or all other actions designated by Lender for the proper management and preservation of the Land and Improvements.

(g)               Other Rights and Agreements. Any and all other rights of Borrower in and to the items set forth in this Section, and all amendments, modifications, replacements, renewals, extensions, supplements, restatements and substitutions thereof.

ARTICLE III

CONSIDERATION

Section 3.1            Consideration. It is a condition to the obligation of Lender to make the Loan to Borrower that Borrower execute and deliver this Assignment. This Assignment is made in consideration of the Loan and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and confessed.

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ARTICLE IV

GRANT AND ASSIGNMENT

Section 4.1            Present Assignment. Borrower hereby absolutely and unconditionally GRANTS, BARGAINS, SELLS, and CONVEYS the Assignment Property unto Lender, in order to provide a source of future payment of the Indebtedness and the Obligations, subject only to the Permitted Exceptions applicable thereto and the License, it being the intention of Borrower and Lender that this conveyance be absolute, presently and immediately effective and is neither conditional nor security for the repayment of the Indebtedness and the Obligations; TO HAVE AND TO HOLD the Assignment Property unto Lender, forever and Borrower does hereby bind itself, its successors, and assigns to warrant and forever defend the title to the Assignment Property unto Lender against every Person whomsoever lawfully claiming or to claim the same or any part thereof.

Section 4.2            Limited License. Lender hereby grants to Borrower the License. Borrower hereby agrees to receive all Rents and hold the same on behalf of Lender as Lender's Agent to be applied, and to apply the Rents so collected, first to the payment of the Indebtedness, next to the performance and discharge of the Obligations and next to the payment of Operating Expenses. Thereafter, Borrower may use the balance of the Rents collected in any manner consistent with the Loan Documents. Neither this Assignment nor the receipt of Rents by Lender (except to the extent, if any, that the Rents are actually applied to the Indebtedness by Lender upon and after such receipt) shall effect a pro tanto payment of the Indebtedness, and such Rents shall be applied as provided in this Section. Furthermore, and notwithstanding the provisions of this Section, no credit shall be given by Lender for any Rents until the money constituting Rents collected is actually received by Lender at the address in the opening paragraph of this Assignment, or at such other place as Lender shall designate in writing, and no such credit shall be given for any Rents collected or released after termination of the License, after foreclosure or other transfer of the Mortgaged Property (or part thereof from which Rents are derived pursuant to this Assignment) to Lender or any other third party.

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Section 4.3            Notice to Lessees. Upon receipt from Lender of a Lease Rent Notice, each Lessee under the Leases is hereby authorized and directed to pay directly to Lender all Rents thereafter accruing and the receipt of Rents by Lender shall be a release of such Lessee to the extent of all amounts so paid. The receipt by a Lessee under the Leases of a Lease Rent Notice shall be sufficient authorization for such Lessee to make all future payments of Rents directly to Lender and each such Lessee shall be entitled to rely on the Lease Rent Notice and shall have no liability to Borrower for any Rents paid to Lender after receipt of the Lease Rent Notice. Rents so received by Lender under this Assignment for any period prior to foreclosure under the Mortgage or acceptance of a deed in lieu of such foreclosure shall be applied by Lender to the payment of the following (in such order and priority as Lender shall determine): (i) all Operating Expenses; (ii) all expenses incident to taking and retaining possession of the Mortgaged Property and/or collecting Rent as it becomes due and payable; and (iii) the Indebtedness. In no event will the provisions of this Section 4.3 reduce the Indebtedness except to the extent, if any, that Rents are actually received by Lender and applied upon or after said receipt to such Indebtedness in accordance with the preceding sentence. Without impairing its rights hereunder, Lender may, at its option, at any time and from time to time, release to Borrower, Rents so received by Lender or any part thereof. As between Borrower and Lender, and any Person claiming through or under Borrower, other than any Lessee under the Leases who has not received a Lease Rent Notice, this Assignment is intended to be absolute, unconditional and presently and immediately effective (and not an assignment for additional security), and the Lease Rent Notice hereof is intended solely for the benefit of each such Lessee and shall never inure to the benefit of Borrower or any Person claiming through or under Borrower, other than a Lessee who has not received such notice. BORROWER SHALL HAVE NO RIGHT OR CLAIM AGAINST ANY LESSEE FOR THE PAYMENT OF ANY RENTS TO LENDER HEREUNDER.

Section 4.4            Termination of Assignment. Upon payment in full of the Indebtedness, the delivery and recording of a release, satisfaction or discharge of the Mortgage duly executed by Lender and a re-assignment of the Rents to Borrower, this Assignment shall terminate, become null and void and shall be of no further force and effect without any further act or instrument.

ARTICLE V

WARRANTIES, REPRESENTATIONS AND COVENANTS

Section 5.1            Warranties and Representations. Borrower hereby unconditionally warrants and represents to Lender as of the date hereof and at all times during the term of this Assignment as follows:

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(a)                No Default. Borrower has duly and punctually performed, each and every material term, covenant, condition and warranty of the Leases on Borrower's part to be kept, observed and performed; no material default has occurred under the terms or provisions of any of the Leases; and no event has occurred and is continuing which, with the lapse of time or the giving of notice or both, would constitute a default under the terms of any of the Leases.

(b)               No Modification of Leases or Anticipation or Hypothecation of Rents. Except as disclosed to Lender in the rent roll heretofore delivered to Lender, the Leases are valid and unmodified, except as indicated herein, and are in full force and effect; neither Borrower nor any predecessor lessor has sold, assigned, transferred, mortgaged or pledged the Leases or assigned the Rents, whether now due or hereafter to become due; the Rents now due, or to become due, for any periods subsequent to the date hereof have not been collected more than one (1) month in advance and that payment thereof has not been anticipated more than one (1) month in advance, waived or released, discounted, setoff or otherwise discharged or compromised; neither Borrower nor any predecessor lessor has taken any actions or executed any instruments which could prevent Lender from taking any actions or exercising any rights or remedies under any of the terms and provisions of this Assignment or which could limit Lender in taking or exercising any actions, rights or remedies hereunder; and Borrower has not received any funds or deposits from any Lessee for which credit has not already been made on account of accrued Rents.

Section 5.2            Covenants. Borrower hereby unconditionally covenants and agrees with Lender as follows:

(a)                Performance. Borrower shall observe, perform and discharge, duly and punctually, each and every of the material obligations, terms, covenants, conditions and covenants in the Loan Documents and of the Leases; and Borrower shall give prompt notice to Lender of any failure on the part of Borrower to observe, perform and discharge the same in all material respects.

(b)               Anticipation or Hypothecation of Rents. Borrower shall neither receive nor collect any Rents from any present or future Lessee for a period of more than one (1) month in advance (whether in cash or by evidence of indebtedness); nor pledge, transfer, mortgage or otherwise encumber or assign future payments of Rents; nor waive, excuse, condone, discount, setoff, compromise or in any manner release or discharge any Lessee under any Lease of and from any obligations, covenants, conditions and agreements to be kept, observed and performed by such Lessee, including the obligation to pay Rents thereunder, in the amount, manner and at the time and place specified therein; nor incur any indebtedness to any Lessee or guarantor under any Lease Guaranty, for borrowed monies or otherwise, which could ever be availed of as an offset against the Rents.

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(c)                No Sublease or Assignment. Except as permitted by the terms of any Lease, Borrower shall not consent to any subletting of the Mortgaged Property or any part thereof, nor to any assignment of any Lease by any Lessee thereunder, nor to any assignment or further subletting of any sublease, without obtaining in each instance the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed.

(d)               Delivery of Leases; Further Acts and Assurances. Until the Indebtedness and the Obligations have been paid in full and discharged, Borrower will deliver to Lender executed copies of all existing and future Leases when executed upon all or any part of the Mortgaged Property and will transfer and assign future Rents upon the same terms and conditions as herein contained, and Borrower hereby covenants and agrees to make, execute and deliver to Lender, upon demand and at any time or times, any and all assignments and other documents and instruments which Lender may deem advisable to carry out the true purpose and intent of this Assignment.

(e)                Security Deposits. Borrower and/or Property Manager shall hold all security deposits received pursuant to the Leases in a custodial account as Lender's Agent in accordance with all applicable law. From and after the occurrence and during the continuance of an Event of Default, and upon the written demand by Lender, Borrower shall pay to Lender any and all security deposits for which the lessor under the Leases shall be liable to the Lessees. Upon, but only to the extent of, receipt by Lender of such security deposits, Lender shall be responsible for and liable to such Lessees with respect to the security deposits.

(f)                Not an Executory Contract. Borrower agrees that, once entered, this agreement is not an executory contract under applicable law, and that Lender owes no performance such that this agreement would be executory.

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ARTICLE VI

REMEDIES

Section 6.1            Remedies of Lender.

(a)                Upon the occurrence and during the continuance of an Event of Default, Borrower hereby agrees that the License and Borrower's relationship as Lender's Agent shall automatically, and without further action of any kind or nature by Lender, terminate, and that Lender may give the Lease Rent Notice to Lessees under the Leases. It shall never be necessary for Lender to institute legal proceedings of any kind whatsoever to enforce any provision of this Assignment. After the termination of the License, all Rents collected by Lender shall be applied as provided for in Section 4.3 of this Assignment. Entering upon and taking possession of the Mortgaged Property, collection of Rents and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice. Failure or discontinuance by Lender, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Lender, of the right, power and authority herein conferred upon Lender. Nothing contained herein, nor the exercise of any right, power or authority herein granted to Lender shall be or shall be construed to be, an affirmation by it of any tenancy, lease or option, nor an assumption of liability under, nor the subordination of, the lien or charge of the Mortgage, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Rents, with respect to the Mortgaged Property or any collateral given by Borrower to Lender.

(b)               In addition, upon the occurrence and during the continuance of an Event of Default, Lender, at its option, may (i) complete any construction on the Mortgaged Property in such manner and form as Lender deems advisable; (ii) exercise all rights and powers of Borrower, including the right to demand, sue for, collect and receive all Rents from the Mortgaged Property and all sums payable under the Assignment Property; (iii) require Borrower to vacate and surrender possession of the Mortgaged Property to Lender and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

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Section 6.2            Other Remedies; Waiver. Nothing contained in this Assignment and no act done or omitted by Lender pursuant to the power and rights granted to Lender hereunder shall be deemed to be a waiver by Lender of its rights and remedies under the Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Lender under the terms thereof. The right of Lender to collect the Indebtedness and to enforce any security therefor held by it may be exercised by Lender either prior to, simultaneously with or subsequent to any action taken by it hereunder. Borrower hereby absolutely, unconditionally and irrevocably waives any and all rights to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligations of Borrower under this Assignment, or otherwise with respect to the Loan in any action or proceeding brought by Lender to collect same, or any portion thereof or to enforce and realize upon the liens and security interests created by any of the Loan Documents (provided, however, that the foregoing shall not be deemed a waiver of Borrower's right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Borrower's right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Lender in any separate action or proceeding).

Section 6.3            Release of Security. Lender may take or release any security for the payment of the Indebtedness, may release any party primarily or secondarily liable therefor and may apply any security held by Lender to the reduction or satisfaction of the Indebtedness without prejudice to any of its rights under this Assignment.

Section 6.4            Non-Waiver. The exercise by Lender of the rights granted it in Section 6.1 of this Assignment and the collection of the Rents and other sums payable in relation to the Assignment Property and the application thereof as herein provided shall not be considered a waiver of any default by Borrower under the Leases, this Assignment or the Loan Documents. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower or any other party to take any action to enforce any of the provisions hereof or of the Loan Documents; (ii) the release regardless of consideration, of the whole or any part of the Mortgaged Property; or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of this Assignment or any of the Loan Documents. Lender may resort for the payment of the Indebtedness to any security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take any action to recover the Indebtedness or any portion thereof or to enforce any covenant hereof without prejudice to the right of Lender thereafter to enforce its rights under this Assignment. The rights of Lender under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

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ARTICLE VII

FURTHER ASSURANCES/NO LIABILITY

Section 7.1            Further Assurances. Borrower will, at the cost of Borrower and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower to the extent Lender may lawfully do so, one or more, assignments, conveyances or transfers, to evidence more effectively the assignments or other agreements herein contained on the part of Borrower.

Section 7.2            No Liability of Lender. This Assignment shall not be construed to be an assumption of, or to bind Lender to the performance of, any of the covenants, conditions or provisions contained in any Lease or Lease Guaranty or otherwise impose any obligation upon Lender. Lender shall not be liable for any loss sustained by Borrower resulting from Lender's failure to lease the Mortgaged Property or any portion thereof, after an Event of Default or from any other act or omission of Lender in managing the Mortgaged Property after an Event of Default unless such loss is caused by the willful misconduct or gross negligence of Lender. This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Mortgaged Property upon Lender, nor for the carrying out of any of the terms and conditions of the Leases or any Lease Guaranties; nor shall it operate to make Lender responsible or liable for any waste committed on the Mortgaged Property by the tenants or any other parties or for any dangerous or defective condition of the Mortgaged Property, including the presence of any Hazardous Substances, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

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Section 7.3            BORROWER'S INDEMNITIES. EXCEPT FOR THOSE LOSSES, COSTS, DAMAGES, LIABILITIES OR EXPENSES THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, OR ITS AGENTS OR EMPLOYEES, BORROWER HEREBY AGREES TO INDEMNIFY AND HOLD LENDER AND ITS AGENTS, REPRESENTATIVES AND EMPLOYEES FREE AND HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, COST, DAMAGE OR EXPENSE WHICH LENDER AND ITS AGENTS, REPRESENTATIVES AND EMPLOYEES MAY INCUR UNDER OR BY REASON OF THIS ASSIGNMENT OR IN RELATION TO THE ASSIGNMENT PROPERTY, OR FOR ANY ACTION TAKEN BY LENDER OR ITS AGENTS, REPRESENTATIVES OR EMPLOYEES HEREUNDER, OR BY REASON OR IN DEFENSE OF ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST LENDER AND ITS AGENTS, REPRESENTATIVES AND EMPLOYEES ARISING OUT OF THE LEASES OR THE LEASE GUARANTIES, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, ANY CLAIM BY ANY LESSEE OF CREDIT FOR RENTS PAID TO AND RECEIVED BY BORROWER, BUT NOT DELIVERED TO LENDER OR ITS AGENTS, REPRESENTATIVES OR EMPLOYEES, FOR ANY PERIOD UNDER ANY LEASE MORE THAN ONE (1) MONTH IN ADVANCE OF THE DUE DATE THEREOF. IF LENDER OR ITS AGENTS, REPRESENTATIVES OR EMPLOYEES INCURS ANY SUCH LIABILITY, LOSS, COST, DAMAGE OR EXPENSE, THE AMOUNT THEREOF, INCLUDING REASONABLE ATTORNEYS' FEES, WITH INTEREST THEREON AT THE DEFAULT RATE SPECIFIED IN THE NOTE, SHALL BE PAYABLE BY BORROWER TO LENDER IMMEDIATELY, WITHOUT DEMAND AND SHALL BE SECURED BY ALL SECURITY FOR THE PAYMENT AND PERFORMANCE OF THE INDEBTEDNESS AND THE OBLIGATIONS, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, THE LIEN AND SECURITY INTEREST OF THE DEED OF TRUST; PROVIDED, HOWEVER, THAT THE RENTS ARE NOT AND SHALL NOT BE SECURITY FOR THE LIABILITY OF BORROWER, IF ANY, UNDER THIS SECTION.

Section 7.4            No Mortgagee in Possession. Nothing herein contained shall be construed as constituting Lender a "mortgagee in possession" in the absence of the taking of actual possession of the Mortgaged Property by Lender. In the exercise of the powers herein granted Lender, no liability shall be asserted or enforced against Lender, all such liability being expressly waived and released by Borrower.

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ARTICLE VIII

APPLICABLE LAW

Section 8.1            Choice of Law. This Assignment shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Mortgaged Property is situated and applicable federal law. Borrower, for itself and its successors and assigns, hereby irrevocably (i) submits to the nonexclusive jurisdiction of the state and federal courts in Texas; (ii) waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the laying of venue of any litigation arising out of or in connection with any Loan Document brought in the District Court of the county in which the Land is located, or in the United States District Court for the District and Division thereof located in the county in which the Land is located, (iii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum; and (iv) agrees that any legal proceeding against Lender arising out of or in connection with any of this Assignment may be brought in one of the foregoing courts. Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of Borrower's property in courts in other jurisdictions. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The waivers in this Section 8.1 are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, amendments, modifications, or replacements in respect of this Assignment.

Section 8.2            Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Assignment may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Assignment invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable laws.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1            Duplicate Originals; Counterparts. This Assignment may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single assignment. The failure of any party hereto to execute this Assignment or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

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Section 9.2            Notices. All notices or other communications required or permitted to be given pursuant to this Assignment shall be in writing and shall be considered as properly given (i) if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; (iii) by delivery to a reputable independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee; or (iv) by prepaid telegram, telex or telefacsimile. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice given by personal delivery shall be effective only if and when received by the addressee; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth herein; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth herein.

Section 9.3            Joint and Several Liability. If Borrower consists of more than one Person, each shall be jointly and severally liable to perform the obligations of Borrower under this Assignment.

Section 9.4            Headings, Etc. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 9.5            Recitals. The recital and introductory paragraphs of this Assignment are a part hereof, form a basis for this Assignment, and shall be considered prima facie evidence of the facts and documents referred to herein.

Section 9.6            Sole Discretion of Lender. Wherever pursuant to this Assignment (i) Lender exercises any right given to it to approve or disapprove; (ii) any arrangement or term is to be satisfactory to Lender; or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

Section 9.7            Costs and Expenses of Borrower. Wherever pursuant to this Assignment it is provided that Borrower pay any costs and expenses, such costs and expenses shall include only those reasonable costs and expenses and reasonable legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement of the expenses for in-house staff or otherwise.

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Section 9.8            Survival of Obligations. Each and all of the provisions of this Assignment shall survive the execution and delivery of this Assignment and the consummation of the Loan and shall continue in full force and effect until the termination of this Assignment; provided, however, that nothing contained in this Section shall limit the obligations of Borrower as otherwise set forth herein.

Section 9.9            Recording and Filing. Borrower will cause this Assignment (requested by Lender) and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Lender shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

Section 9.10        ENTIRE AGREEMENT; AMENDMENT. THIS ASSIGNMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. THIS ASSIGNMENT MAY ONLY BE AMENDED OR WAIVED BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO.

Section 9.11        WAIVER OF TRIAL BY JURY. BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FOREGOES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO THIS ASSIGNMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH ENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 9.12        Successors and Assigns. The terms and provisions hereof shall inure to the benefit of Lender and any subsequent holder of the Note and shall be binding upon Borrower, its heirs, executors, administrators, successors and assigns and any subsequent owner of the Mortgaged Property.

[SIGNATURE PAGE FOLLOWS]

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EXECUTED to be effective as of the date first written above.

BORROWER:
SIGNED AND DELIVERED IN THE PRESENCE OF: /s/ Alicia M. Enck Name: Alicia M. Enck /s/ Lisa M. Gillespie Name: Lisa M. Gillespie

IREIT NEWINGTON FAIR, L.L.C.,
a Delaware limited liability company

By:      Inland Real Estate Income Trust, Inc.,
           a Maryland corporation,
           its sole member

          By: /s/ Roberta S. Matlin
          Name: Roberta S. Matlin

        Title: Vice President

STATE OF ILLINOIS     )
                                       )
COUNTY OF DUPAGE )

This instrument was ACKNOWLEDGED before me on December 27, 2012 by Roberta S. Matlin, as Vice President of Inland Real Estate Income Trust, Inc., a Maryland corporation, the sole member of IREIT NEWINGTON FAIR, L.L.C., a Delaware limited liability company, on behalf of said limited liability company.

[S E A L]

/s/ Jeanette M. Ireland

Notary Public, State of Illinois
My Commission Expires: 11/7/16
Printed Name of Notary Public: Jeanette M. Ireland

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EXHIBIT A

Legal Description of Land

All those certain pieces or parcels of land, with the buildings and improvements thereon, situated in the Town of Newington, County of Hartford and State of Connecticut, being shown as "Parcel 2" and "Parcel 3 & 4" on a certain survey entitled "ALTA/ACSM Land Title Survey Prepared for American National Insurance Co. and Newington-Berlin Retail, LLC 3475 Berlin Turnpike Newington, Connecticut Scale: Horz.: 1= 100' Proj. No.: 041106.A10 Date: 3/15/06", revised through 04/02/07, made by Fuss & O'Neill Inc., Consulting Engineers, which survey is on file in the Newington Land Records as Drawing Number 3680. Said premises are more particularly bounded and described as follows:

FIRST PIECE ("Parcel 2") - 3465 Berlin Turnpike:

Beginning at a point in the easterly street line of Masselli Road, being the most southwesterly corner of that certain parcel of land now or formerly owned by Agnes M. and Mary M. Pane, also being a northerly corner of the herein described Parcel 2;

Thence N 81° 02' 29" E, with the common line between said Pane Parcel and said Parcel 2, a distance of 371.22 feet to a point for corner in the west line of that certain parcel of land now or formerly owned by McBride Properties, Inc., and being the most northeasterly corner of said Parcel 2;

Thence, with the common line between said Parcel 2 and said McBride Properties, Inc. parcel, the following three courses and distances:

S 04° 33' 39" E, a distance of 74.76 feet to an angle point;

S 07° 48' 41" E, a distance of 76.32 feet to a point for corner;

N 81° 23' 38" E, a distance of 3.64 feet to a point in the southerly line of said McBride Properties, Inc., parcel being a northwest corner of that certain parcel of land now or formerly owned by American National Insurance Co.;

Thence along the common line between said Parcel 2 and said American National Insurance Co. parcel, the following three courses and distances:

S 07° 55' 27" E, a distance of 51.34 feet to an angle point;

S 08° 03' 45" E, a distance of 659.03 feet to a point for corner;

S 80° 59' 19" W, a distance of 50.00 feet to an angle point being a westerly corner of said American National Insurance Co. parcel, also being the northeasterly corner of that certain parcel of land now or formerly owned by First Brook Properties, LLC;

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Thence with the common line between said Parcel 2 and said First Brook Properties, LLC parcel, the following three courses and distances:

S 80° 58' 47" W, a distance of 354.52 feet to an angle point;

S 79° 24' 15" W, a distance of 251.36 feet to an angle point;

S 80° 41' 32" W, a distance of 115.82 feet to a point for corner in the west line of that certain parcel of land now or formerly owned by the Willows Homeowners Association, Inc.

Thence N 09° 18' 28" W, with the common line between said Parcel 2 and said Willows Homeowners Association, Inc. parcel, a distance of 534.06 feet to a point for corner, also being a corner of that certain parcel of land now or formerly owned by Stella Kozakiewicz and Katherine Merlino Trustees;

Thence, with the common line between said Parcel 2 and said Stella Kozakiewicz and Katherine Merlino Trustees Parcel, the following three courses and distances:

N 79° 47' 56" E, a distance of 150,57 feet to a point for corner;

N 08° 15' 54" W, a distance of 407.23 feet to a point for corner;

N 81° 44' 54" E, a distance of 151.46 feet to a point for corner in the westerly street line of said Masselli Road;

Thence along the street line of said Masselli Road the following three courses and distances:

Following a curve to the left having a chord bearing of S 34° 41' 28" E, a chord distance of 118.96 feet, a radius of 64,99 feet, a delta of 132° 27' 50" to a point of tangency;

N 79° 04' 59" E, a distance of 61.05 feet to a point for corner;

N 10° 55' 04" W, a distance of 31.91 feet to the point and place of beginning.

SECOND PIECE ("Parcel 3 & 4") - 3563 Berlin Turnpike and 76 Rowley Street:

Beginning at a point located in the north street line of Rowley Street, being the most southeasterly corner of the herein described Parcel 3 and 4, from which a concrete monument found at the intersection of the north street line of Rowley Street with the west right of way line of the Berlin Turnpike State Route 5 and 15 bears N 80° 54' 23" E, a distance of 412.76 feet;

Thence S 80° 54' 23" W, with the north street line of Rowley Street, a distance of 357.34 feet to an iron pipe for the most southwesterly corner of the herein described Parcel 3 and 4;

Thence departing said Rowley Street, along the common line between said Parcel 3 and 4 and that certain parcel of land now or formerly owned by the Willows Homeowners Association, Inc., the following four courses and distances:

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N 07° 44' 44" W, a distance of 162.84 feet to an angle point;

S 89° 54' 06" W, a distance of 155.88 feet to angle point;

N 87° 28' 22" W, a distance of 153.21 feet to an angle point;

N 09° 18' 28" W, a distance of 418.28 feet to a point being a corner in the southerly line of that certain parcel of land now or formerly owned by RK Newington, LLC;

Thence along the common line between said parcel 3 and 4, and said RK Newington, LLC parcel, the following three courses and distances:

N 80° 41' 32" E, a distance of 115.82 feet to an angle point;

N 79° 24' 15" E, a distance of 251.36 feet to an angle point

N 80° 58' 47" E, a distance of 354.52 feet to a corner for the most northeasterly corner of said herein described Parcel 3 and 4, also being a corner of that certain parcel of land now or formerly owned by American National Insurance Co.;

Thence along the common line between said Parcel 3 and 4 and that certain parcel of land now or formerly owned by American National Insurance Co., the following six courses and distances:

S 08° 49' 05" E, a distance of 220.24 feet to an angle point;

S 81° 10' 55" W, a distance of 40 feet to a railroad spike;

S 08° 49' 05" E, a distance of 167.00 feet to a railroad spike;

S 03° 17' 26" E, a distance of 124.58 feet to an angle point;

S 08° 49' 05" E, a distance of 110.39 feet to a point of curvature

Following a curve to the right having a chord bearing of S 10° 10' 08" W, a chord distance of 22.77 feet, a radius of 35.00 feet, a delta of 37° 58' 26", and an arc length of 23.20 feet to the point and place of beginning.

Together with the easements set forth in an Easements With Covenants And Restrictions Affecting Land ("ECR") by and between Sam's East, Inc. and Newington-Berlin Retail, LLC dated and recorded on April 19, 2007, in Volume 1932 at Page 669 of the Newington Land Records; as affected by a Supplemental Easements with Covenants and Restrictions Affecting Land by and between Newington-Berlin Retail, LLC and Newington Gross, LLC dated January 4, 2008, and recorded in Volume 1958 at Page 583 of the said Land Records.

[The form of Legal Description of Land follows this cover page.]

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